UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2005

PATTERSON-UTI ENERGY, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Hwy. Snyder, Texas	79549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (325) 574-6300

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
2005 Long-Term Incentive Plan
Description of Capital Stock

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2005, the Board of Directors of Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), adopted the Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), subject to approval by the Company’s stockholders. In addition, on the same date, the Board of Directors approved, subject to and effective upon the approval by the Company’s stockholders of the 2005 Plan, the termination of any future grants under all existing equity plans of the Company.

On June 15, 2005, the Company’s stockholders approved the adoption of the 2005 Plan. Directors and certain employees (including officers), prospective employees, consultants and advisors of the Company and its subsidiaries are eligible for awards under the 2005 Plan. The 2005 Plan provides for awards of non-qualified stock options, incentive stock options, tandem and independent stock appreciation rights (“SARs”), restricted stock awards, other stock unit awards, performance awards and dividend equivalents. The 2005 Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Subject to adjustments, the total number of shares of common stock for which awards may be granted under the 2005 Plan is 6,250,000, reduced by the total number of shares of common stock subject to any options or awards granted under other existing equity plans of the Company between January 1, 2005 and June 15, 2005. Generally, if an award granted under the Plan or the other existing equity plans of Company expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares of common stock subject to the award, the shares allocable to the expired, forfeited, cash settled or terminated portion of the award will be added to the number of shares available for awards under the 2005 Plan. If any shares of common stock subject to an award are used to exercise options, are not issued upon the settlement of a stock appreciation right, or are withheld by the Company or its subsidiaries for income or employment taxes, the shares will not become available for grant under the 2005 Plan. Any shares that are subject to awards of options or stock appreciation rights will be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as one and six tenths (1.6) shares for every one (1) share awarded. For performance unit awards granted under the 2005 Plan that are denominated in dollars, the number of shares that will be counted against this limit will be an amount equal to the quotient of (i) the dollar amount in which the performance unit is denominated, divided by (ii) the fair market value of a share on the date the performance unit is granted. Any shares of common stock that are added to the number of shares available for grant again under the 2005 Plan will be added back as one (1) share if the shares were subject to options or stock appreciation rights, and as one and six tenths (1.6) shares if the shares were subject to awards other than options or stock appreciation rights.

Under the 2005 Plan, no participant may be granted options or SARs during any 12-month period with respect to more than 1,000,000 shares of Common Stock or restricted stock, performance awards and/or other stock unit awards that are denominated in shares in any 12-month period with respect to more than 500,000 shares. In addition to the foregoing limits, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards is $5,000,000.

Item 8.01. Other Events.

     The Company hereby amends the discussion under the caption “Description of Registrant’s Securities to be Registered” in the Company’s registration statement on Form 8-A, which became effective November 2, 1993. The amended description is set forth as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1
Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, including the Form of Executive Officer Restricted Stock Award Agreement, Form of Executive Officer Stock Option Agreement, Form of Non-Employee Director Restricted Stock Award Agreement and Form of Non-Employee Director Stock Option Agreement.

99.1	Description of Capital Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON-UTI ENERGY, INC.
Dated: June 21, 2005	By:	/s/ Jonathan D. Nelson
Jonathan D. Nelson
Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan, including the Form of Executive Officer Restricted Stock Award Agreement, Form of Executive Officer Stock Option Agreement, Form of Non-Employee Director Restricted Stock Award Agreement and Form of Non-Employee Director Stock Option Agreement.

99.1	Description of Capital Stock.